Exhibit 99.1

FOR RELEASE:  IMMEDIATELY                                                                                                                  PRESS RELEASE

HOME FEDERAL BANCORP, INC. OF LOUISIANA DECLARES
QUARTERLY CASH DIVIDEND

Shreveport, La., April 14, 2010 -- Home Federal Bancorp, Inc. of Louisiana (the "Company") (OTCBB: HFBL) announced today that its Board of Directors at their meeting on April 14, 2010, declared a quarterly cash dividend of $.06 per share on the common stock of the Company payable on May 10, 2010, to the shareholders of record at the close of business on April 26, 2010.

Home Federal Bancorp, Inc. of Louisiana is the "mid-tier" holding company for Home Federal Bank, a federally-chartered, FDIC-insured savings association headquartered in Shreveport, Louisiana.  Home Federal Bank operates from its main office, two branch offices and one agency office in Shreveport, Louisiana.  At December 31, 2009, the Company had $172.2 million of total assets, $139.9 million of total liabilities and $32.3 million of stockholders' equity.  The Company's website is www.homefederalbancorp.com.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  We undertake no obligation to update any forward-looking statements.

Contact:

Home Federal Bancorp, Inc. of Louisiana, Shreveport
Daniel R. Herndon, President and Chief Executive Officer
Clyde D. Patterson, Executive Vice President and Chief Financial Officer
(318) 222-1145